SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 8, 2002

Northern States Power Company

(Exact name of registrant as specified in its charter)

Minnesota

(State or other jurisdiction of incorporation)

000-31709	41-1967505
(Commission File Number)	(IRS Employer Identification No.)

414 Nicollet Mall, Minneapolis, MN	55401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (612) 330-5500

(Former name or former address, if changed since last report)

Item 5. Other Events
Item 7. Financial Statements and Exhibits.
SIGNATURES
EX-1.01 Underwriting Agreement
EX-4.01 Supplemental Indenture No. 3
EX-8.01 Tax Opinion of Jones, Day, Reavis & Pogue
EX-12.01 Computation of Ratio of Earnings

Item 5. Other Events

On July 8, 2002, Northern States Power Company, a Minnesota corporation, (the “Company”) entered into an Underwriting Agreement and filed with the Securities and Exchange Commission a prospectus supplement relating to $175,000,000 in aggregate principal amount of the Company’s 8.00% Notes, Series due 2042, plus up to an additional $26,250,000 to cover overallotments.

Item 7. Financial Statements and Exhibits.

Exhibits

1.01	Underwriting Agreement, dated July 8, 2002 between Northern States Power Company and Salomon Smith Barney Inc., as representative of the Underwriters named in the Underwriting Agreement, relating to $175,000,000 principal amount of 8.00% Notes, Series due 2042, plus up to an additional $26,250,000 to cover overallotments.

4.01	Supplemental Indenture No. 3, dated July 1, 2002, between Northern States Power Company and Wells Fargo Bank Minnesota, National Association, as Trustee, creating $175,000,000 principal amount of 8.00% Notes, Series due 2042.

8.01	Tax Opinion of Jones, Day, Reavis & Pogue, dated July 9, 2002.

12.01	Computation of ratio of earnings to fixed charges.

23.01	Consent of Jones, Day, Reavis & Pogue. (Included as part of Exhibit 8.01)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Northern States Power Company

(a Minnesota Corporation)

By:	/s/ Edward J. McIntyre
Name:	Edward J. McIntyre
Title:	Vice President and Chief Financial Officer

Dated: July 10, 2002

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